EXHIBIT 10.8


                    EMPLOYMENT AGREEMENT - JAMES B. NOLAN

          This Agreement, made effective as of November 30, 2004, is entered into by and between Integrated Performance Systems, Inc., a New York corporation (the "Company"), and James B. Nolan (the "Employee").

          WHEREAS, Employee is a key employee of the Company and Company wishes to continue to retain Employee's services;

          WHEREAS, the Company desires to employ the Employee as its Director of Operations in accordance with the following terms, conditions and provisions; and

          WHEREAS, the Employee desires to perform such services for the Company, all in accordance with the following terms, conditions and provisions; and

          WHEREAS, at some time the Employee may contemplate retiring, with the approval of the Company's Board of Directors (the "Board"), upon the completion of his services under this Agreement, whether at the end of the term hereof or at the end of or during any extension term hereof, and the parties wish to set forth an agreement relating to such an approved retirement;

          NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

 1.       EMPLOYMENT AND DUTIES.

    The Company hereby employs Employee, and Employee hereby accepts and agrees to serve the Company as its Director of Operations, consistent with the job description for this position, and with duties subject to review and modification from time to time at the direction of the Company's Board. The Employee shall apply his best efforts and devote substantially all of his working time and attention to the Company's affairs.

 2.       TERM.

    The  term  of  this  Agreement  and  Employee's  employment  under   this
    Agreement shall commence on December 1, 2004, and shall continue thereafter for a period of two years. Upon the expiration of the original term of this Agreement, this Agreement shall automatically renew for successive one-year terms, subject to termination as provided in Section 7 below.

    During the term of this Agreement, including any extension term thereof, the Employee or the Board may initiate discussions regarding Employee's retirement from his position as Director of Operations of the Company. When either party wishes to discuss Employee's retirement, they shall provide sufficient advance notice to the other party so as to accommodate both Employee's and the Company's requirements for planning and transition. In any event, Employee shall give the Board at least 60 days advance notice of a date on which Employee would like to retire. In discussions regarding Employee's retirement, Employee and the Board shall discuss and attempt to agree upon various matters relating to Employee's retirement, including transition arrangements for the benefit of Employee and the Company, consulting or other services, if any, from the Employee after retirement, and the proposed date for Employee's retirement. (Hereinafter, Employee's retirement that has been agreed upon by the Board and Employee is referred to as the "Retirement", and the date which has been agreed upon by the Company and Employee for his Retirement is referred to as the "Retirement Date").


 3.       COMPENSATION.

          The Company shall compensate the Employee for his services as an employee hereunder at the following salary, bonus, and benefits:

     A.      Base Salary.

        The Employee shall be paid a base salary of $160,000 per year, payable on the Company's normal payroll cycle. This base salary is the minimum salary during the term of this Agreement, and may be increased from time to time at the discretion of the Board. Employee shall receive an annual performance review, and, contingent upon satisfactory review results, shall be eligible for increase of such base salary at the direction of the Board.

     B.      Bonus.

        The Employee shall participate in a Company Management Incentive Plan, as approved and amended by the Board from time to time, and which is designed to deliver an annual bonus consistent with current levels established for this position by the Board. Employee shall periodically meet with the Board to establish quantitative and qualitative initiatives and objectives for the purpose of assessing the amount of bonus to be paid to Employee at the end of the associated bonus period. Bonus for the two-year term of this Agreement shall be a percentage (the "bonus percentage") of the "bonus base amount."

        The "bonus base amount" is the annual revenue of the Company for the previous fiscal year, less expenses associated with tooling and testing. The applicable bonus percentages are as follows:

             Bonus Base Amount       Bonus Percentage
             -----------------       ---------------
             $0 - $20 million                0%
             $20 - $30 million              0.2%
             $30 - $40 million              0.1%
             Over $40 million              0.05%

         The bonus amount calculated pursuant to the above shall be paid in four (4) equal quarterly installments as follows:

               25% of bonus          October 31
               25% of bonus          January 31
               25% of bonus          April 30
               25% of bonus          July 31

         Example: The following example illustrates the application of the above bonus structure assuming annual revenue, less tooling and testing, of $50 million:

         Bonus Base Amount  Bonus Percentage    Calculation      Bonus Amount
         -----------------  ----------------    -----------      ------------
         $0 - $20 million          0%        0% X $20 million         $0
         $20 - $30 million        0.2%       0.2% X $10 million     $20,000
         $30 - $40 million        0.1%       0.1% X $10 million     $10,000
         $40 - $50 million       0.05%      0.05% X $10 million     $ 5,000
                                                                     ------
                                            TOTAL BONUS             $35,000
     C.     Stock Options.

        The Employee shall have the opportunity to obtain stock options over the term of this Agreement. Employee shall be eligible for a grant of up to one-million five hundred thirty-eight thousand four hundred sixty-one (1,538,461) options on Company shares. Fifty percent (50%) of such options shall vest at the expiration of one year from the effective date noted above, unless Employee voluntarily resigns his position with the Company or is dismissed for cause prior to that time. The remaining fifty percent (50%) shall vest at the expiration of the term of the original Agreement two years from the effective date noted above, unless Employee voluntarily resigns his position with the Company or is dismissed for cause prior to that time. Such options shall be cashless exercise options.

        The merger transaction between the Company and LSC, which will take place immediately prior to execution of this Agreement, involves the transfer of control to the Company to Brad Jacoby ("Jacoby"). Under no circumstances shall any exercise of options pursuant to this Agreement or pursuant to similar agreements made with other key employees contemporaneously with the execution of this Agreement, leave Jacoby with less than 51% control of all shares issued and outstanding of the Company. To the extent the exercise of options granted under this Agreement creates such a situation, such exercise shall be void ab initio to the extent it violates the above-referenced control requirement.

     D.     Employee Benefits Plans.

        For the term of this Agreement, Company shall pay for health care coverage for Employee and his family in accordance with the terms of the health care coverage provided to all employees.

        The Employee shall be entitled to participate in any and all  Company
        employee   benefit  plans,   in  accordance   with  the   eligibility
        requirements and other terms and provisions of such plan or plans.

     E.      Insurance.

        The Employee agrees that the Company, at the discretion of its Board, may apply for and procure on its own behalf, life insurance on the life of the Employee, for the purpose of protecting the Company against loss caused by the death of the Employee (commonly referred to as "Key" insurance). Employee agrees to cooperate and submit to medical examinations, and to execute or deliver any documentation reasonably required by the Company's insurer in order to effectuate such insurance.

 4.       VACATIONS AND TIME OFF.

    The Employee shall be entitled to three weeks of paid vacation in each year of employment under the terms of this Agreement, without reduction of salary. Unused vacation time may be carried over to future years of employment, consistent with Company policy affecting use by executive employees of employee vacation time. In addition, Employee shall be entitled to such additional time off from work, without loss of compensation, for attendance at professional meetings, conventions, approved "other business activities,", as per Section 12, and educational courses in accordance with the Company's general policies in this regard, and as from time to time determined by its Board. This three weeks will accrue as of January 1, 2005, and renew on a calendar-year basis every January 1 during the term of this Agreement, or as extended under Section 2 above.

 5.       EXPENSES.

    The Company will reimburse Employee for reasonable expenses incurred by the Employee in connection with the business of the Company, according to policies promulgated from time to time by the Board, and upon presentation by Employee of appropriate substantiation for such expenses. Also, during the term of this Agreement, Employee shall receive an automobile allowance of four hundred fifty ($450) dollars per month.

 6.       DISABILITY.

    For purposes of this Section 6, "Disability Leave of Absence" shall mean the period during which Employee is disabled prior to termination of his employment under the terms of this Agreement. The Company agrees that, if Employee's employment is terminated during a Disability Leave of Absence, Employee may continue to receive Employer's group insurance health plan coverage by compliance with and as provided under the
    provisions  of   the  Consolidated  Omnibus  Budget  Reconciliation   Act
    ("COBRA").

    For purposes of this Agreement, Employee shall be considered to be totally disabled when he is considered to be as such by any insurance company used by the Company to provide disability benefits for the Employee, and Employee shall continue to be considered totally disabled until such insurance company ceases to recognize him as totally disabled for purposes of disability benefits. If no such disability policies are in effect for the benefit of the Employee or for any reason an insurance company fails to make a determination of the question of whether Employee is totally disabled, Employee shall be considered to be totally disabled if, because of mental or physical illness or other cause, he is unable to perform the majority of his usual duties on behalf of the Company. The existence of a total disability of the Employee, the date it commenced, and the date it ceases, shall be determined by the Board and the Employee, under these circumstances. If the parties cannot agree on the foregoing questions of disability, then any such determination shall be made after examination of Employee by medical doctor selected by the Board, and a medical doctor selected by the Employee. If the medical doctors so selected cannot agree on the foregoing questions of disability, a third medical doctor shall be selected by the two and the opinion of a majority of all three shall be binding.

 7.       TERMINATION.

    A. The employment of Employee by the Company under this Agreement shall terminate upon the occurrence of any of the following:

       1.  Mutual agreement, in writing, of the parties to terminate.

       2.  Employee's death.

       3. Upon the expiration of the initial or any renewal term of this Agreement, following written notice at least 60 days prior to the date on which renewal would otherwise occur, by one party to the other indicating such party's intention not to renew.

       4. At the Company's option, if Employee shall be totally disabled, as defined above for a continuous period in excess of nine months. The Company's option to terminate in such event shall be exercised upon at least 30 days prior written notice to Employee.

       5.   Termination  by the  Company  for cause.   For  purpose  of  this
       provision of this Agreement, "cause" shall be defined as:

           a. Willful failure of the Employee to substantially perform any duties reasonably required by the Company that are consistent with Employee's position (except as a result of any disabling injury, for which Employee has been receiving benefits under a short term or long term disability program), and which is not remedied promptly by Employee after receipt of written notice to Employee of such failure from the Company; or

           b. The commission by Employee of any act of fraud or dishonesty which has a direct, substantial and adverse affect on the Company, and which is related to or in connection with his Employment by the Company; or

           c. The commission by Employee of any criminal act which is punishable by sentence exceeding 90 days; or

           d.  Employee  materially   breaches  Employee's  other   covenants
           contained in this Agreement, and fails to cure such breach promptly after written notice thereof to Employee from the Company.

       6. Termination by Employee with Good Reason. "Good Reason" includes any of the following:

             a.      Company's assignment to Employee of duties  inconsistent
                with Employee's position;

             b.      Other action by the Company that results in the material
                diminution of Employee's position, authority, duties or responsibilities;

            c.       Breach  of  this Employment  Agreement  by  the  Company
                (including, but not limited to, reduction in Employee's salary, bonus, long-term compensation, retirement benefits or welfare benefits);

            d.       Requirement that Employee maintain his home or principal
                place of business outside the Dallas metropolitan area;

            e.       Requirement  that  Employee  travel  on  business  to  a
                substantially greater extent than he  has in the past  twelve
                (12) months;

            f.          Failure  to  assign this  Employment Agreement  to  a
                successor employer.

          B.      Termination Payments.

                   1. In the event that (i) Employee's employment with the Company is terminated without cause, or (ii) Employee terminates for Good Reason, or (iii) the Company delivers notice of non-renewal of this Agreement for any renewal term, then:

            a.     Employee  shall  receive  regular  pay  through   date  of
                termination, including pro-rated earned for the partial year, if any.

            b.     Employee  shall  receive payment  equal  to  one  year  of
                Employee's then current annualized salary, payable monthly.

            c.     Employee shall be  entitled to continue  participation  in the healthcare coverage, life insurance and general employee benefit plans of the Company. The Company shall for one year following the effective date of the termination under this
              Section 7.B., or until Employee becomes eligible for such insurance coverage with another employer, continue to provide such coverage for Employee and his dependents to the same extent and cost the Company is then providing for other employees with comparable coverage during this one-year period.

       2. Termination by Company Without Cause or by Employee With Good Reason--Within Two Years After a Change in Control. For purposes of this provision, a change in control will be defined as follows:

            a.     When, subsequent to the effective date of this  Agreement, any "person" as defined in Section 3(a)(9) of the Securities Exchange Act as used in sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Securities Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act, as amended from time to time), of securities of the Company representing greater than 50 (fifty) percent of the combined voting power the Company's then outstanding securities; or

            b.     When, subsequent to the effective date of this  agreement, the individuals who, at the end of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided however that a Director who was not a Director at the beginning of this period will be deemed to have satisfied the definition of "Incumbent Director" if such Director was elected by, or with the approval of, at least 60% (sixty percent) of the Directors who then qualified as Incumbent Directors; or

            c.      Any  sale,  lease, exchange  or  other transfer  (in  one
                transaction or a series of related transactions) of all or substantially all of the assets of the Company or the approval by the shareholders of the Company of any such transaction, whichever first occurs, or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                If, contemporaneously with any such change in control, or during a two-year period subsequent to a change in control, Employee is terminated without cause, or Employee terminates for Good Reason, the Company shall (i) pay Employee regular pay through the date of termination, including pro-rated bonus for partial year; (ii) pay Employee a lump sum payment equal to (A) 24 months of Employee's then current annualized salary, plus (B) the aggregate annual bonus compensation paid for preceding two full years or two times the target bonus for the year of termination, whichever is greater; (iii) vest all outstanding stock options; and (iv) provide continued participation in medical, dental, life and disability insurance benefits at same premium cost in effect for active employees for two years.

         3. Termination by Company With Cause. Upon termination of the Employee by the Company with cause, regular pay will continue through the date of termination, including pro-rated bonus for the partial year.

         4. Termination by Employee Without Good Reason. Upon termination by the Employee without good reason, regular pay will continue through the date of termination, including pro-rated bonus for the partial year.

         5.      Termination  by  reason  of  death   or   disability.   Upon
            termination due to Employee's death, or upon termination by the Company under Section 7.A.4. due to Employee's disability, then:

            a.     Employee (or his designated  beneficiaries in the case  of death) shall receive regular pay through the date of termination, including pro-rated bonus earned for the partial year, if any.

            b.     Employee (or his designated  beneficiaries in the case  of death) shall receive termination payments in the amount of two months' base salary.

            c.      All  unvested  stock  options  held  by  Employee   shall
                immediately vest.

            d.      Employee (or  his dependents, in the  case of death)  may
                continue to receive insurance coverage under the provisions of COBRA for the period of time prescribed thereby, upon payment of the cost thereof.

 8.       PAYMENT OF "PARACHUTE" TAX.

    Company agrees to pay to Employee an amount sufficient (after taking into account any such tax on such payment) to restore the full amount payable under the other terms of this Employment Agreement, after application of excise tax on excess Parachute payments within the meaning of Code Section 280G, including the excise tax, penalties and interest.

 9.       HEALTH BENEFITS AFTER RETIREMENT.

    Commencing upon Employee's Retirement, for a period of 24 months, the Company shall pay Employee each month an amount equal to $1000.00 indexed to adjust for inflation on an annual basis each December 1, with December 1, 2004, as the base date. These amounts may be used by Employee to purchase an individual health insurance policy or policies for himself and his spouse or other dependents, and to pay for other health and medical benefits.

 10.      COVENANT NOT TO COMPETE.

    For purposes of this Section 10, the "Termination Date" will mean the date of Employee's termination of employment under this Agreement.

    Employee hereby covenants and agrees that during the initial and any renewal term of employment under this Agreement, and for a period of one year following the Termination Date (the "Term"), Employee shall not be engaged within the United States, either directly or indirectly, in any manner or capacity, whether as an advisor, principal, agent, partner, officer, director, employee, member of an association, or otherwise, in any business or activity which is competitive with the business being conducted by the Company or its subsidiaries or affiliates on the Termination Date (a "Competitive Business"), or own beneficially or of record, five percent or more of the outstanding stock of any class of equity securities in any corporation, other business entity or business engaged in a Competitive Business.

    In addition, during the Term, Employee shall not solicit, directly or indirectly, any then current employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates, or solicit any customers of the Company to change or reduce in any way the amount of business that they do with the Company or to do business with a competitor of the Company, its subsidiaries or affiliates.

    As noted in Section 7.B.1.b. above, Employee shall receive his annualized salary and bonus equal to that in effect at the time of termination of Employee's employment for the duration of the term of the noncompete described in this Section 10. At the option of the Board, the Company may choose to extend the Term for a period of up to an additional twelve months. In consideration for such election, the Company agrees to make payment to the Employee for such extension the annualized salary and bonus equal to that in effect at the time of termination of Employee's employment.

    If Employee should breach the foregoing covenants, the Company may seek injunctive relief to enforce the covenants as well as remedies at law. In addition, all payments described in Section 7, Termination, and all payments for health benefits pursuant to Section 9 shall cease. In addition the remaining unexercised stock options shall immediately be cancelled and the benefit plan provisions described in Section 7, Termination, shall be immediately discontinued except to the extent required by the provisions of COBRA.

 11.      CONFIDENTIALITY.

    Employee will, in the course of his employment with the Company have access to confidential and proprietary data or information belonging to the Company. Employee will not at any time divulge or communicate to any person (other than to a person bound by confidentiality obligations to the Company similar to those contained in this Agreement) or use to the detriment of the Company, or for the benefit of any other person such data or information. The provisions of this section shall survive Employee's employment hereunder regardless of the cause of termination of employment or this Agreement. The phrase "confidential or proprietary data or information" shall mean information not generally available to the public, including, but not limited to, personnel information, financial information, customer lists, supplier lists, trade secrets, secret processes, computer data and programs, pricing, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary information that Employee has already acquired was in fact received in confidence in Employee's fiduciary capacity with respect to the Company.

    All written materials, records and documents made by Employer or coming into Employee's possession during the term of employment or during the provision of consulting services by Employee in the course of providing such services, concerning any product, processes, information or services used, developed, investigated or considered by the Company, or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company and upon termination of Employee's employment for any reason, or upon request of the Board during Employee's employment, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment for any reason, or upon request of the Board during Employee's employment, Employee shall deliver to the Company all of the property of the Company in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, computers, and Company credit cards.

 12.      OTHER BUSINESS ACTIVITIES.

    Employee shall not serve as an officer of another company, whether for compensation or otherwise, requiring more than nominal duties by the Employee, during the term of his employment under this Agreement without the express prior written consent of the Board. During the term of his employment under this Agreement, Employee may not serve as a Director of any other organizations without express prior written approval by the Board, such approval not to be unreasonably withheld. In any event, the activities of Employee specified on Exhibit A attached hereto are hereby deemed to be approved and consented to.

 13.      INVENTIONS AND PATENTS.

    During the period of his employment hereunder, Employee agrees to assign all rights, ownership and related privileges and benefits associated with inventions and patents to the Company. Employee agrees that any inventions or patents obtained in association with ideas or concepts initiated by Employee during his employment hereunder related to the Company's business are deemed to be Company property. This includes but is not limited to product ideas, changes or improvements; process ideas, changes or improvements; pertinent intellectual property, or other pertinent information.

 14.      MEDIATION.

    The Company and the Employee agree that prior to commencing any legal action arising out of a dispute over provisions in this Agreement, the parties shall first negotiate for a period of not less than 30 days in an effort to resolve the dispute. If these efforts are not successful, then the parties shall submit to non-binding mediation conducted by an independent third-party mediator in an effort to resolve the dispute, provided that such mediation must be completed with in 60 days after the date on which it commences. Thereafter, if the dispute remains unresolved, either party may commence legal action to resolve the dispute, it being understood that, if mutually agreed, the parties may instead elect to submit the dispute to binding arbitration.

 15.      COOPERATION IN CLAIMS.

    Both during employment and post employment, Employee agrees that in the event of a legal action against the Company, or legal action initiated by the Company against another party, in which Employee is deemed by the Company to be a material witness or affiant, Employee agrees to make reasonable and best efforts to cooperate with the Company in such matters. If Employee is no longer employed, Company will reimburse Employee for time and expenses incurred as a result of cooperation for this purpose.

 16.      INDEMNIFICATION.

    During and after termination of Employee's employment under this Employment Agreement, the Company shall indemnify and hold harmless the Employee from liability incurred as a result of performance of his duties as an Officer and member of the Board, and as a consultant, if applicable, to the fullest extent permitted under Texas law. In addition the Company shall use reasonable efforts to secure coverage for Employee under appropriate D&O insurance policies, to the extent available at reasonable cost with appropriate coverage.

 17.      NOTICES.

    All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope, return receipt requested, and addressed to the address of the respective party stated below or to such changed address as the party may have fixed by notice:

    If to the Employee:

         James B. Nolan


    If to the Company:

         Corporate Counsel
         Gregory W. Mitchell
         4201 Shadybrook Ln.
         Rowlett, Texas  75088

    Any notice of change of address shall only be effective, however, when received.

 18.      SUCCESSORS AND ASSIGNS.

    This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives. Then Employee may assign his right to payment, but not his obligations, under this Agreement.

 19.      APPLICABLE LAW.

    This Agreement shall be governed, enforced and construed under the laws of the State of Texas.

 20.      OTHER AGREEMENTS.

    This  Agreement  supersedes  all  prior  understandings  and   agreements
    between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

 21.      NON-WAIVER.

    No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

 22.      HEADINGS.

    Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

 23.      COUNTERPARTS.

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

 INTEGRATED PERFORMANCE SYSTEMS, INC.

 By
       /s/ Brad Jacoby
       --------------------------------------
       Its: President


 EMPLOYEE


       /s/ James B. Nolan
       --------------------------------------
       James B. Nolan

                              NOTICE OF EXERCISE
                              ------------------

 To:  INTEGRATED PERFORMANCE SYSTEMS, INC. (the "Company")


      (1) The undersigned ("Holder") hereby elects to exercise its rights to purchase __________________________ shares of the Common Stock of the Company (the "Securities") pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing the Securities in the name of the undersigned Holder:


                  _______________________________
                              (Name)


                  _______________________________
                             (Address)


      (3) With respect to the Securities being purchased hereunder, the Holder makes, as of the date hereof, all of the representations and warranties set forth below:

           (a) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

           (b) Holder understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Holder understands that, in the view of the Securities and Exchange
 Commission ("SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

           (c) Holder further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, Holder understands that the instruments or certificates evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

           (d) Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

           (e) Holder further understands that at the time Holder wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Holder could be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

           (f) Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


 __________________________         ______________________________
      (Date)                             (Signature and Title)

                                    ______________________________
                                           (Name printed)